SCHEDULE 14A
                            (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.   )

     Filed by the registrant   __X__
     Filed by a party other than the registrant  _____

     Check the appropriate box:

       _____   Preliminary proxy statement
       __X__   Definitive proxy statement
       _____   Definitive additional materials
       _____   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     Kinark Corporation
        (Name of Registrant as Specified in Its Charter)


           (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

_____ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
_____ $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
_____ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

               Common Stock - $.10 par value per share

     (2)  Aggregate number of securities to which transactions applies:

                    6,746,215 Shares of Common Stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

                 ________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

                 ________________________________________________

     _____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

___________________________________________________________

     (2)  Form, schedule or registration statement no.:

___________________________________________________________

     (3)  Filing party:

___________________________________________________________

     (4)  Date filed:

___________________________________________________________


1 Set forth the amount on which the filing fee is calculated and state how it was determined.

Kinark Corporation
2250 East 73rd Street
Suite 300
Tulsa, Oklahoma 74136-6832
(918) 494-0964
Fax (918) 494-3999

April 8, 1999



                     ANNUAL MEETING - MAY 12, 1999


Dear Kinark Stockholder:

     On behalf of the Board of Directors and management, it is my pleasure to invite you to attend the Annual Meeting of Stockholders on Wednesday, May 12, 1999, in Tulsa, Oklahoma.

     Business matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of the Annual Meeting and Proxy Statement. Members of management will report on the Company's operations, followed by a period for questions and discussion. As customary, a report on the meeting will be included in the Company's second quarter earnings announcement.

     We hope you can attend the meeting. Regardless of the number of shares you own, your vote is very important. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

     Thank you for your continued interest in the Company.


                                       Sincerely,


                                       /s/ Michael T. Crimmins
                                       Michael T. Crimmins
                                       Chairman of the Board and
                                       Chief Executive Officer




PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

Kinark Corporation
2250 East 73rd Street
Suite 300
Tulsa, Oklahoma 74136-6832
(918) 494-0964
Fax (918) 494-3999




                       NOTICE OF ANNUAL MEETING
                     TULSA, OKLAHOMA, MAY 12, 1999


To the Stockholders of KINARK CORPORATION:

     The annual meeting of stockholders of KINARK CORPORATION, a Delaware corporation (the "Company"), will be held at the DoubleTree Hotel at Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma, on Wednesday, May 12, 1999, at 9:30 A.M. local time, for the following purposes:

     1. To elect seven directors to serve until the 2000 annual meeting of stockholders;

and

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors fixed March 15, 1999 as the record date for determining stockholders entitled to notice of and to vote at the meeting. A list of those stockholders will be open for examination at the offices of the Company for a period of ten (10) days prior to the meeting and also will be available for inspection at the meeting.

     Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope as soon as possible. It is important that your shares be represented at the meeting regardless of the number you may hold. If you do attend, you may vote or change your vote in person at the meeting even though you have previously signed and returned your proxy.


                        BY ORDER OF THE BOARD OF DIRECTORS


                        /s/ Carolyn A. Fredrich
                        Carolyn A. Fredrich,
                        Secretary


April 8, 1999

                          KINARK CORPORATION
                            PROXY STATEMENT

                    ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held on May 12, 1999

                          GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kinark Corporation ("Kinark" or the "Company") for use at the Annual Meeting of Stockholders to be held on May 12, 1999, at 9:30 a.m., local time, at the DoubleTree Hotel in Tulsa, Oklahoma, or at any adjournments thereof (the "Annual Meeting"). On March 15, 1999, the record date for determination of stockholders of the Company entitled to vote at the Annual Meeting (the "Record Date"), there were 6,746,215 shares of the Company's common stock outstanding (the "Common Stock"), each share of which entitles the holder thereof to one vote on all matters. The holders of a majority of the Common Stock present in person or represented by proxy will constitute a quorum for transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted to determine the presence or absence of a quorum at the Annual Meeting. No cumulative voting rights are authorized and dissenters' rights are not applicable to the matters being proposed.


     This Proxy Statement and the Form of Proxy will be sent to the Company's stockholders on or about April 12, 1999.

     The Company's principal executive office is located at 2250 East 73rd Street, Suite 300, Tulsa, Oklahoma 74136-6832.

     The Company's Amended and Restated Bylaws (the "Bylaws") require the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon to elect the directors nominated for election at the Annual Meeting, as set forth in this Proxy Statement.

     Abstentions will have no effect with respect to the election of directors. Under the rules of the American Stock Exchange, brokers who hold shares of Common Stock in street name for customers have "discretionary" authority to vote on certain items in their discretion, on behalf of their clients, if they do not receive instructions within ten days of the Annual Meeting. The brokers will have discretionary authority to vote on the election of directors.

     You may revoke your proxy at any time before it is voted by executing and filing, with the Company or its proxy solicitor, a revocation of your proxy or a subsequently dated proxy or by voting in person at the Annual Meeting. Shares represented by properly executed proxies will be voted at the Annual Meeting as specified, unless such proxies are subsequently revoked as provided above. If no choice is specified on a valid, unrevoked proxy, the shares will be voted as recommended by the Board. Proxies will also authorize the shares represented thereby to be voted on any matters not known as of the date of this Proxy Statement that may properly be presented for action at the Annual Meeting.

                             ANNUAL REPORT

     The Company's Annual Report to Stockholders and Form 10-K, covering the fiscal year ended December 31, 1998, including audited financial statements is enclosed herewith, but neither the report nor the financial statements are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

                         ELECTION OF DIRECTORS

     Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting, in accordance with the Bylaws, to serve until the 2000 Annual Meeting or until their respective successors have been elected. The seven current directors, Richard C. Butler, Paul R. Chastain, Michael T. Crimmins, Ronald J. Evans, Joseph
J. Morrow, John H. Sununu and Mark E. Walker have been nominated for reelection at the Annual Meeting for a term expiring at the 2000
Annual Meeting, and each of them has agreed to serve, if elected. The shares of Common Stock represented by proxies at the Annual Meeting will be voted in favor of (unless otherwise directed) the election of the nominees named below. While it is not anticipated, if any nominee is unable or should decline to serve as a director at the date of the Annual Meeting, such proxies will be voted for persons proposed by the Board.

   Nominees For Election as Directors to Serve Until Next Annual Meeting

     The experience and background of each of the nominees are set forth below.

     Richard C. Butler, first elected Director in 1974 - Mr. Butler, 89, has been former Chairman of the Board of Peoples Savings & Loan Association in Little Rock, Arkansas. In May 1993, he was appointed to Kinark's Board and elected to the Board in July 1993. From 1963 until 1980, chairman of the Board and President of Commercial National Bank in Little Rock. Prior to 1963, Partner in the Little Rock law firm of House, Holmes, Butler and Jewell. Served on the Board of Directors of Coca-Cola Bottling Co. of Arkansas, Advisory Board Member of Arkansas Power & Light Co. and past President of First Arkansas Development Finance Corporation. Past President of the Little Rock Chamber of Commerce and member of numerous charitable and educational organizations in Arkansas. Awarded honorary degrees from Hendrix College in Conway, Arkansas and from the University of Arkansas at Little Rock. Member of Kinark's Board from 1974 to 1979, and later served as an Advisory Board Member. Mr. Butler is Chairman of the Audit Committee.

     Paul R. Chastain, first elected Director in 1975 - Mr. Chastain, 64, was appointed Vice President and Chief Financial Officer of Kinark in February 1996. Mr. Chastain served as President and Chief Executive Officer of Kinark from July 1993 to February 1996. Chairman and Chief Executive Officer of Kinark from June 1991 through July 1993; and Co-Chairman and Co-Chief Executive Officer of Kinark from June 1990 through June 1991. From 1976 until June 1990, Executive Vice President and Treasurer of the Company. From 1973 until 1976, Vice President of Finance and Secretary of the Company. Mr. Chastain's previous experience included six years with Allis-Chalmers and nine years with Litton Industries. He is a member of the Compensation Committee.

     Michael T. Crimmins, first elected Director in 1993 - Mr. Crimmins, 59, was appointed Chief Executive Officer of Kinark in February 1996 and elected Chairman of the Board of Kinark in May 1995. From 1989 to 1995, Mr. Crimmins served as Vice President and General Counsel of Northbridge

Holdings, Inc. and Deltech Corporation. Vice President - General Counsel from 1988 until 1989 of the Advanced Technology Group of Hoechst Celanese Corporation. From 1976 until 1987, Assistant Secretary and Associate General Counsel of American Hoechst Corporation. Mr. Crimmins is an attorney admitted to the bars of the States of New York and New Jersey. Mr. Crimmins was appointed to Kinark's Board in March 1993 and elected to the Board in July 1993. He is Chairman of the Executive Committee.

     Ronald J. Evans, first elected Director in 1995 - Mr. Evans, 50, was appointed President of Kinark in February 1996. Private investor from May 1995 to February 1996. From July 1989 to May 1995, Vice President and General Manager of Deltech Corporation. From January 1989 to July 1989, Vice President of Sales and Marketing for Deltech Corporation. Manager from 1976 to 1989 for Hoechst Celanese Corporation. Mr. Evans was appointed to Kinark's Board in May 1995 and elected to the Board in June 1996. He is a member of the Executive Committee.

     Joseph J. Morrow, first elected Director in 1996 - Mr. Morrow, 59, is Chief Executive Officer of Morrow & Co., Inc. since 1972. Chief Executive Officer of Proxy Services Corporation from 1972 to 1992. Chairman of Proxy Services Corporation from 1992 to present.
Currently a Director of U.S. Agents Holding Corp. Mr. Morrow was elected to Kinark's Board in June 1996. He is a member of the Compensation and Audit Committees.

     John H. Sununu, first elected Director in 1996 - Mr. Sununu, 59, is president of JHS Associates, Ltd. since June 1992 and a partner in Trinity International Partners, a private financial firm, since June 1993. Co-host of CNN's "Crossfire", a news/public affairs discussion program, from March 1992 until February 1998. From January 1989 until March 1992, Chief of Staff to the President of the United States.
From January 1983 to January 1989, Governor of the State of New Hampshire. From 1963 until his election as Governor, President of JHS Engineering Company and Thermal Research Inc. Helped establish and served as chief engineer for Astro Dynamics Inc. from 1960 until 1965. From 1968 until 1973, Governor Sununu was Associate Dean of the
College of Engineering at Tufts University and Associate Professor of Mechanical Engineering. Served on the Advisory Board of the
Technology and Policy Program at MIT from 1984 until 1989. A member of the National Academy of Engineering and the Board of Trustees for the George Bush Presidential Library Foundation. Governor Sununu was elected to Kinark's Board in June 1996. He is a member of the Audit Committee.

     Mark E. Walker, first elected Director in 1993 - Mr. Walker, 43, is President and Director since 1991 of Ocean's Window, Inc. President and Director of Ocean's Window Travel Services since 1995. Manager from 1985 until 1992 for DSC Communications Corporation. Manager from 1978 until 1984 for Texas Instruments Incorporated. Mr. Walker was appointed to Kinark's Board in March 1993 and elected to the Board in July 1993. He is a member of the Executive Committee and Chairman of the Compensation Committee.

     With the exception of Messrs. Chastain, Crimmins and Evans, none of the directors are, or have been, employed by any parent, subsidiary or other affiliate of the Company. There are no family relationships between any directors or executive officers.

     The election of the nominees requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual
Meeting and entitled to vote thereon.

   The Board recommends that you vote FOR the nominees listed above.

                   BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board of Directors. The Board of Directors presently consists of seven directors. The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings.

     The Board met four times in 1998 (including regularly scheduled and special telephonic meetings). During 1998, each of the directors attended one hundred percent of the aggregate number of meetings of the Board and of the committees on which he served.

Director's Compensation

     Directors who are also employees of the Company receive no compensation beyond their normal salary for their Board and committee services. All directors, including employee/Board members, are reimbursed by the Company for travel expenses incurred by them in connection with their attendance at Board or committee meetings or other business of the Company.

     Non-employee directors receive an annual fee of $13,000, payable in four quarterly installments, which fee is subject to increase if the Company's stock trades at or above a designated target level for a period of four consecutive weeks. As of the Record Date, the annual non-employee director fee remained fixed at $13,000. Non-employee directors receive no compensation for committee services beyond their annual fee. In addition, under the 1996 Stock Option Plan, approved by the Company's stockholders at the 1996 Annual Meeting, each non-employee director who is serving as such on July 1 of each year receives a grant of options to purchase 5,000 shares of the Company's Common Stock (the "Non-Employee Director Options"). Under the 1996 Stock Option Plan, the exercise price of Non-Employee Director Options is 100% of the fair market value of the Company's Common Stock on the date of the grant. Non-Employee Director Options are not exercisable until six months following the date of the grant and such options cease to be exercisable ten years after the date of the grant.

Committees of the Board

     The Board of Directors has established standing Executive, Audit and Compensation Committees. The membership of each of these committees is determined from time to time by the Board.

     Executive Committee. The Executive Committee is delegated authority to act on behalf of the Board in certain operational and personnel matters, and to approve capital expenditures within limits authorized by the Board. The functions customarily attributable to a nominating committee are generally performed by the Executive Committee, which evaluates the qualifications of Board candidates for consideration of nomination by the Board of Directors. Messrs. Crimmins, Evans, and Walker are the present members of the Executive Committee and Mr. Crimmins acts as Chairman. The Executive Committee held two meetings in 1998.

     Compensation Committee. The Compensation Committee considers remuneration of the corporate and subsidiary officers of the Company, and administers the Company's incentive compensation plans and its 1996 Stock Option Plan. Messrs. Chastain, Morrow, and Walker are the present members of the Compensation Committee. Messrs. Morrow and Walker are non-employee directors and Mr. Walker acts as Chairman. The Compensation Committee held one meeting in 1998.

     Audit Committee. The Audit Committee reviews the scope of the annual audit and recommendations of the independent audit firm as well as reviewing the internal audit functions of the Company. The Audit Committee is composed entirely of directors who are not employees of the Company or any of its subsidiaries. Messrs. Butler, Morrow, and Sununu are the present members of the Audit Committee and Mr. Butler acts as Chairman. The Audit Committee held one meeting in 1998.

     The Company's Bylaws require that a stockholder who desires to nominate a candidate for election to the Board at the Annual Meeting or present business to be considered at the Annual Meeting must give the Board advance notice of such nomination or proposed business. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 90 days prior to the meeting. However, in the event that the date of the next annual meeting is advanced more than 30 days or delayed more than 60 days from the date of the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the date notice of such meeting is first given to stockholders in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission ("SEC"). The Company's Bylaws require that the notice contain certain information with respect to the proposed nominee or business and the stockholder giving the notice. The Executive Committee will consider nominees proposed by stockholders in compliance with this procedure. The Company will furnish on request to any stockholder a copy of the relevant section of the Bylaws.

      SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of March 15, 1999, regarding the beneficial ownership of the Company's Common Stock by (a) all persons who are beneficial owners of five percent or more of the Common Stock, (b) each director of the Company, (c) each executive officer of the Company and (d) all directors and officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares:



                                            Amount and Nature          Percentage of
Name of Stockholder                      of Beneficial Ownership      Common Stock (1)
----------------------------------------------------------------------------------------
Richard C. Butler                               103,500  (2)               1.5

Paul R. Chastain                                 29,969  (3)               0.4

Michael T. Crimmins                             827,502  (4)              12.3

Ronald J. Evans                                 281,546  (5)               4.2

Joseph J. Morrow                              1,846,568  (6)              27.4

John H. Sununu                                  175,000  (7)               2.6

Mark E. Walker                                  419,530  (8)               6.2

Steel Partners II, L. P.                        442,250  (9)               6.5

Robert G. and Pauline B. Walker
  Revocable Trust                               345,724 (10)               5.1

All Kinark Directors and Officers as Group
  (8 persons)                                 3,695,149 (11)              52.0
_________________


(1) Based on 6,746,215 shares of the Company's Common Stock outstanding as of March 15, 1999 plus any currently exercisable stock options or stock options which become exercisable within 60 days.

(2) Information based on Form 4 of Mr. Butler for July 1998 filed with the SEC. Includes 75,600 shares held by the Richard C. Butler Revocable Trust of which Mr. Butler is Managing Co-trustee. Mr. Butler disclaims beneficial ownership of these shares. Includes 8,000 shares held by Maumelle Gardens, Inc., of which Mr. Butler owns 60%. Mr. Butler disclaims beneficial ownership of these shares. The shares listed include 15,000 shares of Common Stock underlying exercisable options held by Mr. Butler. The stockholder's address is 2250 E. 73rd Street, Tulsa, Oklahoma 74136.

(3) Information based on Form 5 of Mr. Chastain for February 1999 filed with the SEC. Includes presently exercisable stock options to acquire 6,000 Shares. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(4) Information based on Form 5 of Mr. Crimmins for February 1999 filed with the SEC. Includes presently exercisable stock options to acquire 50,000 Shares. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(5) Information based on Form 5 of Mr. Evans for February 1999 filed with the SEC. Includes presently exercisable stock options to acquire 250,000 Shares. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(6) Information based on Form 4 of Mr. Morrow for July 1998 filed with the SEC. The shares listed for Mr. Morrow include 55,536 shares owned by his wife. Mr. Morrow disclaims beneficial ownership of these shares. The shares listed include 15,000 shares of Common Stock underlying exercisable options held by him. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(7) Information based on Form 4 of Governor Sununu for July 1998 filed with the SEC. The shares listed for Governor Sununu include 15,000 shares of Common Stock underlying exercisable options held by him. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(8) Information based on Form 4 of Mr. Walker for July 1998 filed with the SEC. Includes 8,000 shares of Common Stock owned by a trust for Mr. Walker's son, of which Mr. Walker is trustee, and 345,724 shares owned by the Robert G. and Pauline B. Walker Revocable Trust. Mr. Walker disclaims beneficial ownership of such shares and shares of Common Stock owned by other members of the Walker family. The shares listed include 15,000 shares of Common Stock underlying exercisable options held by Mr. Walker. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(9) Information based on amended joint Schedule 13D of Steel Partners II, L.P., and Warren Lichtenstein dated December 1, 1998, and filed with the SEC. According to the amended Schedule 13D, Steel Partners II, L.P. beneficially owns 442,200 shares, and Mr. Lichtenstein beneficially owns 442,250 shares. Mr. Lichtenstein has sole voting and dispositive power with respect to the 50 shares owned by him individually and the 442,200 shares owned by Steel Partners II, L.P. by virtue of his authority to vote and dispose of such shares. The stockholders' address is 750 Lexington Avenue, 27th Floor, New York, NY 10022.

(10) Information based on Schedule 13D of the Robert G. and
     Pauline B. Walker Revocable Trust, the Pauline B. Walker Revocable Trust A and the Robert G. Walker Irrevocable Trust B filed with the SEC dated December 14, 1996. The Robert G. And Pauline B. Walker Revocable Trust, together with two affiliated trusts, the Pauline B. Walker Revocable Trust A and the Robert G. Walker Irrevocable Trust B, beneficially own 345,724 shares. Pauline B. Walker is the sole trustee of all three trusts. The address for the trusts is 2301 N. Central Expressway, Suite 140, Plano, Texas 75075.

(11) All directors and officers as a group held in the aggregate presently exercisable stock options to acquire 368,500 shares. On the Record Date, directors and officers as a group owned 3,326,649 shares, or 49.3% of the 6,746,215 shares outstanding and entitled to vote, not including presently exercisable stock options.



                             EXECUTIVE COMPENSATION
                           Summary Compensation Table

                                                                                 Long Term Compensation
                                                                       ------------------------------------------------
                                   Annual Compensation                       Awards                  Payouts
                           ----------------------------------------    ------------------------   ---------------------
                                                                                    Securities                  All
Name                                                        Other                     Under-                   Other
and                                                         Annual     Restricted     lying                   Compen-
Principal                                         Bonus     Compen-      Stock       Options/      LTIP        sation
Position                   Year        Salary      (A)      sation       Award(s)    SARs(#)      Payouts        (B)
------------------------------------------------------------------------------------------------------------------------
Michael T. Crimmins,       1998       $ 50,000   $     -        -           -             -          -        $  3,150
Chairman and CEO           1997         50,000         -        -           -             -          -           2,988
                           1996         50,000    10,000        -           -       100,000          -               -

Paul R. Chastain,          1998       $141,600   $     -        -           -             -          -        $  8,177
Vice President and CFO     1997        141,600         -        -           -             -          -           8,815
                           1996        141,600    10,000        -           -             -          -           8,496

Ronald J. Evans,           1998       $100,000   $     -        -           -             -          -        $  6,300
President                  1997        100,000         -        -           -             -          -           5,225
                           1996         90,577    15,000        -           -       250,000          -               -
_______________

(A) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid in the next following year.

(B) All compensation shown in this column represents the Company's matching contributions to its 401(k) defined contribution retirement plan. Mr. Crimmins and Mr. Evans were not eligible to participate in the 401(k) defined contribution plan until 1997.


                   OPTION GRANTS IN LAST FISCAL YEAR

There were no grants to executive officers in 1998.



            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION VALUE
                                                    Number of Securities
                         Shares                    Underlying Unexercised           Value of Unexercised
                        Acquired      Value       Options at Fiscal Year-End      In-the-Money Options at
                       on Exercise    Realized            (Shares)                  Fiscal Year-End ($)
Name                      (#)         ($) (A)     Exercisable   Unexercisable    Exercisable   Unexercisable
-------------------------------------------------------------------------------------------------------------
Paul R. Chastain (B)       0             0           6,000             0              0               0
Michael T. Crimmins (C)    0             0          50,000        50,000              0               0
Ronald J. Evans (D)        0             0         233,000             0              0               0
Ronald J. Evans (E)        0             0          17,000             0              0               0
____________
(A) Market value of underlying securities at December 31, 1998 minus the exercise price of "in-the-money" options.

(B) Option granted February 16, 1994 pursuant to the Company's
    1988 Stock Option Plan at an exercise price of $4.50 was not "in-the-money" at December 31, 1998.

(C) Option granted July 18, 1996 pursuant to the Company's 1996
    Stock Option Plan at an exercise price of $3.50 was not "in-the-money" at December 31, 1998.

(D) Option granted April 3, 1996 pursuant to the Company's 1988
    Stock Option Plan at an exercise price of $2.50 was not "in-the-money" at December 31, 1998.

(E) Option granted July 18, 1996 pursuant to the Company's 1996
    Stock Option Plan at an exercise price of $3.50 was not "in-the-
    money" at December 31, 1998.
_______________________


                 REPORT OF THE COMPENSATION COMMITTEE
                       OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board reviews the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers. The Compensation Committee is presently comprised of Messrs. Chastain, Morrow, and Walker. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

    In accordance with SEC rules designed to enhance disclosure of companies' policies toward executive compensation, the following is a report submitted by the Compensation Committee members addressing the Company's compensation policy as it related to the named executive officers for fiscal 1998.

    The Company's objective is to ensure that executive compensation is directly linked to ongoing improvement in corporate performance and increasing shareholder value. The following objectives are guidelines for compensation decisions:

  Job Classification. The Company assigns a job grade to each salaried position, and each job grade has a salary range which is based on national salary surveys. These salary ranges are reviewed annually to determine parity with national compensation trends, and to ensure that the Company maintains a competitive compensation structure.

  Competitive Salary Base. Actual salaries are based on individual performance contributions within a competitive salary range for each position established through job evaluation and market comparisons. The salary of each subsidiary president and corporate officer, except the chief executive officer, is reviewed annually by the president and chief executive officer who may recommend an increase for approval by the Compensation Committee. The chief executive officer's salary is determined by the Board based on a review and recommendation by the Compensation Committee. However, the current chief executive officer has agreed to serve as such at a salary below that which would otherwise be recommended by the Compensation Committee.

  Annual Incentive Compensation. The Company's officers and subsidiary presidents are eligible to participate in an annual incentive compensation plan with awards based primarily on achievement of performance targets for net earnings. This objective focuses corporate decisions toward consistent and steady earnings growth. Awards are subject to decrease or increase on the basis of the Company's performance and at the discretion of the Compensation Committee. In 1998, there were no incentive awards, except to the president of the Terminal and Warehousing subsidiaries.

  Stock Option Program. The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The stock option program may utilize vesting periods to encourage key employees to continue in the employ of the Company. The number of options granted is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. All options have been granted at the current market price at the time of the grant. The Compensation Committee, which must include at least two outside directors, works to achieve overall compensation objectives for key employees.

    The Compensation Committee believes that its objectives of linking executive compensation to corporate performance results in alignment of compensation with corporate goals and shareholder interest.

When performance goals are met or exceeded, shareholders' value is increased and executives are rewarded commensurately. The Committee believes that compensation levels during 1998 adequately reflect the Company's compensation goals and policies.

                                   Compensation Committee

                                   Paul R. Chastain
                                   Joseph J. Morrow
                                   Mark E. Walker


      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Messrs. Walker
(chairman), Morrow and Chastain.

    The Company's 1996 Stock Option Plan and Rule 16b-3 of the Securities Exchange Act of 1934, as amended, require that at least two of the Compensation Committee members be non-employee directors and Messrs. Walker and Morrow are the non-employee directors currently on the Committee. Mr. Chastain currently serves as Vice President and Chief Financial Officer of the Company, and has served the Company in various executive positions and as a director since 1973. The Board of Directors believes that Mr. Chastain's participation in the deliberations of the committee provides a beneficial continuity and knowledge, and that no conflicts of interest exist. Mr. Chastain does not and did not during 1998 participate in any option grant decisions.

                          COMPANY PERFORMANCE

    The following performance graph compares cumulative total stockholder returns on the Company's Common Stock compared to the Dow Jones Diversified Industrials Index and the Dow Jones Equity Market Index calculated at the end of each fiscal year, December 31, 1993 through December 31, 1998. The graph assumes $100 was invested December 31, 1993, in the Company's Common Stock and in each of the referenced indices and assumes the reinvestment of dividends.


            [DELETED STOCK PERFORMANCE GRAPH]

                 KINARK CORPORATION
              STOCK RETURN CALCULATION

                   KINARK STOCK

                 SHARE                   WEIGHTED
   DATE          PRICE       RETURN        VALUE
31-Dec-93        3.766           0         100.0
31-Dec-94         3.25       -13.7%         86.3
31-Dec-95         2.94        -9.5%         78.1
30-Dec-96       3.8125        29.7%        101.2
30-Dec-97            3       -21.3%         79.7
31-Dec-98        2.125       -29.2%         56.4

           DOW JONES EQUITY MARKET INDEX

31-Dec-93       543.13           0         100.0
31-Dec-94       547.12         0.7%        100.7
31-Dec-95       753.24        37.7%        138.7
30-Dec-96       926.76        23.0%        170.6
30-Dec-97      1241.45        34.0%        228.6
31-Dec-98      1597.09        28.6%        294.1

     DOW JONES INDUSTRIAL DIVERSIFIED SECTOR

31-Dec-93        515.6           0         100.0
31-Dec-94        472.9        -8.3%         91.7
31-Dec-95       619.28        31.0%        120.1
30-Dec-96       801.22        29.4%        155.4
30-Dec-97      1050.25        31.1%        203.7
31-Dec-98      1208.22        15.0%        234.3

                      RELATED PARTY TRANSACTIONS

    Mr. Joseph J. Morrow, a director of the Company and a nominee for reelection, is the chief executive officer of Morrow & Co., Inc., which provides proxy solicitation and other stockholder related services to the Company.

        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section16(a) forms they file.

    Based solely on review of the copies of such reports furnished to the Company, the Company believes that, during the last fiscal year, its executive officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                         INDEPENDENT AUDITORS

    Deloitte & Touche, LLP audited the Company's financial statements for the fiscal year ended December 31, 1998, and it is the intention of the Board of Directors to approve the engagement of that firm to serve as the Company's auditors for 1999. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                         STOCKHOLDER PROPOSALS

    Any proposals of stockholders intended to be considered by the Company for inclusion in the proxy materials for the 2000 Annual Meeting of Stockholders must be received by the Company by February 11, 2000. Such proposals should be directed to Kinark Corporation,
Attention: Secretary, 2250 East 73rd Street, Suite 300, Tulsa, Oklahoma 74136. No stockholder proposals were received for inclusion in this Proxy Statement.

                             OTHER MATTERS

    Management is not aware of any other business to be presented at the meeting. However, should any additional matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the meeting.

    All expenses in connection with solicitation of proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by telephone, telecopy or telegraph by Company officers and employees. The Company has also retained Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, to assist in such solicitation for a fee of $7,500 plus customary out-of-pocket expenses. Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.

    ChaseMellon Shareholder Services, L.L.C. has been retained to receive and tabulate proxies and to provide a representative to act as inspector of election for this Annual Meeting of Stockholders.


                                  By order of the Board of Directors

                                  /s/ Carolyn A. Fredrich
                                  Carolyn A. Fredrich, Secretary


Tulsa, Oklahoma
April 8, 1999

                         KINARK CORPORATION

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE DIRECTORS
         For the Annual Meeting of Stockholders on May 12, 1999

   The undersigned, a stockholder of record of Kinark Corporation (the "Company") on March 15, 1999 (the "Record Date"), hereby appoints Ronald J. Evans and Paul R. Chastain, or either of them with full power of substitution, as proxies for the undersigned, to vote all shares of common stock, $.10 par value per share (the "Common Stock"), of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 12, 1999, and at any adjournments or postponements thereof, on the following matters.

  (Continued, and to be marked, dated and signed, on the reverse side)

   The invalidity, illegality or unenforceability of any particular provision of this Proxy shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted without affecting the validity, legality or enforceability of the remaining provisions hereof.




------------------------------------------------------------------------------
                          FOLD AND DETACH HERE





                                             ANNUAL
                                             MEETING OF
                                             STOCKHOLDERS
         KINARK CORPORATION

                                             May 12, 1999, 9:30 a.m.

                                             Tulsa DoubleTree Hotel
                                             at Warren Place
                                             6110 S. Yale Avenue
                                             Tulsa, Oklahoma 74316

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                                                        Please mark
                                                        your votes as
                                                        indicated in
                                                        this example  __X__

1. Election of the following nominees as Directors:  Richard C. Butler,
   Paul R. Chastain, Michael T. Crimmins, Ronald J. Evans, Joseph J. Morrow, John H. Sununu, Mark E. Walker.

FOR all nominees      WITHHOLD     INSTRUCTIONS:  To vote FOR or WITHHOLD
listed (except as     AUTHORITY    AUTHORITY to vote for the election of all
marked to the         for all      candidates, check the appropriate box
contrary)             nominees     hereon.  To withhold authority to the
                      listed       election of any candidate(s), write the
  _____                _____       name(s) of such candidate(s) in the
                                   following space:

                                   ___________________________________________
                                   If no box is marked hereon, the undersigned will be deemed to vote FOR each candidate except that the undersigned will not be deemed to consent to the election of any candidate whose name is written in the space provided above.


2. In their discretion, upon such other matters as may properly come before the Annual Meeting.

       Please sign below exactly as name appears on this Proxy. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.
       Make sure that the name on your stock certificate(s) is exactly as you indicate below.

       Dated: ________________________________________________________ 1999

       ____________________________________________________________________
                                (Signature)

       ____________________________________________________________________
                           (Signature if held jointly)

       _____________________________________________________________________
                          (Title or authority (if applicable))


                            **THIS IS YOUR PROXY CARD**


PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE




                            Annual Meeting
                                 of
                   Kinark Corporation Stockholders

                      Wednesday, May 12, 1999
                               9:30 a.m.

                        Tulsa DoubleTree Hotel
                           at Warren Place
                         6110 S. Yale Avenue
                        Tulsa, Oklahoma 74136